EXHIBIT 21.1

Bluegreen Corporation Subsidiaries

Big Cedar JV Interiors, LLC
Bluegreen Asset Management Corporation
Bluegreen/Big Cedar Vacations, LLC
Bentwater Realty, Inc
Bluegreen Beverage, LLC
Bluegreen Carolina Lands, LLC
Bluegreen Communities, LLC
Bluegreen Communities of Georgia, LLC
Bluegreen Communities of Georgia Realty, Inc.
Bluegreen Communities of Houston – I, LLC
Bluegreen Communities of Texas, LP
Bluegreen Corporation of Tennessee
Bluegreen Corporation of the Rockies
Bluegreen Golf Clubs, Inc.
Bluegreen Corporation
Bluegreen Florida, LLC
Bluegreen Guaranty Corporation
Bluegreen Holding Corporation (Texas)
Bluegreen Interiors, LLC
Bluegreen Louisiana, LLC
Bluegreen Nevada, LLC
Bluegreen New Jersey, LLC
Bluegreen Properties N.V.
Bluegreen Properties of Virginia, Inc.
Bluegreen Purchasing & Design, Inc.
Bluegreen Receivables Finance Corporation III
Bluegreen Receivables Finance Corporation V
Bluegreen Receivables Finance Corporation VI
Bluegreen Receivables Finance Corporation VII
Bluegreen Receivables Finance Corporation VIII
Bluegreen Receivables Finance Corporation IX
Bluegreen Receivables Finance Corporation X
Bluegreen Receivables Finance Corporation XI
Bluegreen Receivables Finance Corporation XII
Bluegreen Resorts International, Inc.
Bluegreen Resorts of Canada, Inc.
Bluegreen Resorts Management, Inc.
Bluegreen Southwest Land, Inc.
Bluegreen Southwest One, LP
Bluegreen Table Rock, LLC
Bluegreen Timeshare Finance Corporation I
Bluegreen Vacations Unlimited, Inc.
Bluegreen West Corporation
BRF Corporation 2007-A
BRFC 2008-A, LLC
BRFC 2008-B, LLC
BRFC III Deed Corporation
Brickshire Realty, Inc.
Bridges Golf Private Club, Inc
BXG Acquisition Corp.
BXG Construction, LLC
BXG Realty, Inc.
BXG Realty Tenn, Inc.
Bxg TTI Purchaser, LLC
Carolina National Golf Club, Inc.
Catawba Falls, LLC

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Colorful Skies, LLC
Encore Rewards, Inc.
Family Fun Company, LLC
Great Vacation Destinations, Inc.
Jordan Lake Preserve Corporation
King Oaks at College Station, LLC
King Oaks, LLC
Lake Ridge Realty, Inc.
Leisure Capital Corporation
Leisure Communication Network, Inc.
Leisurepath, Inc.
Managed Assets Corporation
BXG Mineral Holdings, LLC
Mystic Shores at Canyon Lake, LLC
New England Advertising Corporation
Peachtree Real Estate Advisory Services, LLC f/k/a Lake Ridge LLC
Pinnacle Vacations, Inc.
Preserve at Jordan Lake Realty, Inc.
Resort Title Agency, Inc.
SC HOLDCO, LLC
Select Connections, LLC
Sugar Tree on The Brazos, LLC
Texas Hill Country Realty, Inc.
Texas Homesite Realty, Inc
The Bridges Club Management, LLC
The Communities at Havenwood, LLC
The Communities at Lake Ridge, LLC
The Communities at Saddle Creek, LLC
The Communities at Sugar Tree, LLC
The Vineyard at Vintage Oaks, LLC
Travelheads, Inc.
Vintage Oaks at The Vineyard, LLC

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